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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the consolidated financial statements of Micro Therapeutics, Inc., which appears in the Micro Therapeutics, Inc. Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
June 26, 2002